Exhibit 99.1

NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2012 THIRD QUARTER RESULTS

CHICAGO, IL, October 18, 2012 – GATX Corporation (NYSE:GMT) today reported 2012 third quarter net income of $53.8 million or $1.13 per diluted share, compared to 2011 third quarter net income of $32.9 million or $.70 per diluted share. The 2012 and 2011 third quarter results include benefits from Tax Adjustments and Other Items of $18.2 million or $.38 per diluted share and $1.3 million or $.03 per diluted share, respectively.

Net income for the first nine months of 2012 was $107.6 million or $2.26 per diluted share, compared to $79.2 million or $1.68 per diluted share in the prior year period. The 2012 and 2011 year-to-date results include benefits from Tax Adjustments and Other Items of $0.7 million or $.02 per diluted share and $13.9 million or $.30 per diluted share, respectively. Details related to the Tax Adjustments and Other Items are provided in the attached Supplemental Information.

Brian A. Kenney, president and chief executive officer of GATX, said, “Driven by unprecedented demand for tank cars, our North American rail fleet continues to exhibit excellent performance. During the third quarter, the renewal rate change of GATX’s Lease Price Index (“LPI”) was a positive 26.4% and the average renewal term for cars in the LPI was 59 months. Fleet utilization remains above 98%, and our renewal success rate was just over 80% during the quarter. The historically high renewal success rate GATX achieved over the last 18 months has also contributed to lower railcar maintenance expense over that period. Much of this maintenance expense has been permanently avoided as GATX did not incur costs to prepare cars for other customers. However, a portion of the savings represents maintenance expense that will be incurred when the cars come in for service in future years.”

Mr. Kenney continued, “In Europe, demand for tank cars remains solid with over 96% fleet utilization, although there are signs of weakening in the chemical market. Year-to-date investment volume in Europe is over $125 million, reflective of our favorable long-term outlook for new tank car demand and opportunities resulting from industry-wide fleet modernization.

“American Steamship Company (“ASC”) experienced favorable sailing conditions and steady customer demand. ASC continues to operate 14 of its vessels. In the Portfolio Management segment, Rolls-Royce and Partners Finance had another quarter of solid performance and benefited from asset remarketing activity.”

Mr. Kenney concluded, “Based on year-to-date results, we expect 2012 full-year earnings to be at the high end of our previous guidance range of $2.65—$2.75 per diluted share, excluding any impact related to Tax Adjustments and Other Items.”

RAIL

Rail segment profit was $63.5 million in the third quarter of 2012, compared to $63.0 million in the third quarter of 2011. The 2012 and 2011 third quarter results include the negative pre-tax impact from Other Items of $2.1 million and $3.1 million, respectively. Excluding the impact from Other Items, segment profit was slightly lower compared to the prior year period primarily due to less remarketing activity, lower scrap rates and an increase in other expenses. These items were partially offset by an increase in lease income driven by higher lease rates, and the favorable impact of a change in depreciation policy at GATX’s European rail affiliate, AAE Cargo.

Rail reported segment profit of $171.7 million year-to-date 2012, compared to $171.3 million in the same period of 2011. The 2012 and 2011 year-to-date results include the negative pre-tax impact from Other Items of $20.9 million and a pre-tax benefit from Other Items of $11.0 million, respectively. Segment profit improved compared to the prior year period primarily due to higher lease rates and lower maintenance expense which resulted from a high renewal success rate in the current year.

Demand for tank cars continues at record levels, while demand for freight cars is inconsistent across markets and soft in particular car types including coal.

At September 30, 2012, Rail’s North American fleet was approximately 109,000 cars. Fleet utilization was 98.2% compared to 98.3% at the end of the second quarter and 98.2% at the end of third quarter 2011. The GATX Lease Price Index (“LPI”), a weighted average lease renewal rate for a group of railcars representative of GATX’s North American fleet, increased 26.4% over the weighted average expiring lease rate in the third quarter. This compares to a 23.9% increase in the LPI during the second quarter and a 9.6% increase during the third quarter of 2011. The average lease renewal term for cars included in the LPI during the third quarter was 59 months, consistent with the second quarter and up from 49 months in the third quarter of 2011.

Rail’s European wholly-owned tank car fleet was approximately 21,000 cars and utilization was 96.6% at the end of the third quarter, compared to 96.3% at the end of the second quarter and 96.0% at the end of third quarter 2011.

Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.

AMERICAN STEAMSHIP COMPANY

American Steamship Company (“ASC”) reported segment profit of $13.2 million in the third quarter 2012 compared to $8.5 million in the third quarter 2011. Segment profit year-to-date 2012 was $29.3 million, compared to $17.9 million year-to-date 2011. ASC carried 20.9 million net tons through the third quarter of 2012 compared to 18.6 million net tons in the same period of 2011. The increased tonnage, improved rates and the negative impact on the prior year results due to a strike by members of the American Maritime Officers union drove the improvement in segment profit.

PORTFOLIO MANAGEMENT

Portfolio Management reported segment profit of $15.0 million in the third quarter of 2012 compared to $11.5 million in third quarter 2011. The improvement in segment profit is attributable to increased asset remarketing activity by Rolls-Royce and Partners Finance (“RRPF”) and an asset impairment loss recognized in the prior year period on six vessels GATX received upon the dissolution of the Clipper Fourth joint venture, partially offset by decreased asset remarketing activity in the third quarter of 2012.

Segment profit year-to-date 2012 was $51.6 million, compared to $31.0 million year-to-date 2011. The segment profit increase in the current year is driven by improved asset remarketing results by RRPF, the previously noted asset impairment loss in the prior year and increased asset remarketing activity in 2012.

At September 30, 2012, the Portfolio Management segment consisted of approximately $815.1 million of owned assets and third-party managed portfolios of approximately $147.5 million.

COMPANY DESCRIPTION

GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. Controlling one of the largest railcar fleets in the world, GATX has been providing quality railcars and services to its customers for 114 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION

GATX Corporation will hold a conference call to discuss the 2012 third quarter results. Investors may listen to the call either via telephone or over the Internet as follows:

Thursday, October 18th

11:00 A.M. Eastern Time

Domestic Dial-In:         1-800-862-9098

International Dial-In:   1-785-424-1051

Live Webcast: www.gatx.com

Replay: 1-888-203-1112 or 1-719-457-0820/ Access Code: 1540385

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project” or other similar words. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2011 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements.

Specific factors that might cause actual results to differ from expectations include, but are not limited to, (1) general economic, market, regulatory and political conditions affecting the rail, marine and other industries served by GATX and its customers; (2) competitive factors in GATX’s primary markets, including lease pricing and asset availability; (3) lease rates, utilization levels and operating costs in GATX’s primary operating segments; (4) conditions in the capital markets or changes in GATX’s credit ratings and financing costs; (5) risks related to compliance with, or changes to, laws, rules and regulations applicable to GATX and its rail, marine and other assets; (6) costs associated with maintenance initiatives; (7) operational and financial risks associated with long-term railcar purchase commitments; (8) changes in loss provision levels within GATX’s portfolio; (9) conditions affecting certain assets, customers or regions where GATX has a large investment; (10) impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; (11) opportunities for remarketing income; (12) labor relations with unions representing GATX employees; and (13) the outcome of pending or threatened litigation.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:

GATX Corporation

Jennifer Van Aken

312-621-6689

jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(10/18/12)

—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Gross Income
Lease income	$237.9	$227.9	$702.8	$679.9
Marine operating revenue	79.1	70.3	166.0	138.0
Asset remarketing income	7.7	16.2	44.3	33.3
Other income	18.7	23.5	57.8	66.3

Revenues	343.4	337.9	970.9	917.5
Share of affiliates’ earnings	19.1	1.8	23.3	33.9

Total Gross Income	362.5	339.7	994.2	951.4

Ownership Costs
Depreciation	60.7	57.7	175.9	167.3
Interest expense, net	42.9	40.9	127.1	126.9
Operating lease expense	32.7	31.7	96.6	99.6

Total Ownership Costs	136.3	130.3	399.6	393.8

Other Costs and Expenses
Maintenance expense	68.6	68.5	196.9	208.6
Marine operating expense	51.3	50.5	108.6	98.6
Selling, general and administrative	38.6	38.5	115.6	112.3
Other expense	16.1	8.2	39.6	32.9

Total Other Costs and Expenses	174.6	165.7	460.7	452.4

Income before Income Taxes	51.6	43.7	133.9	105.2
Income Taxes	(2.2)	10.8	26.3	26.0

Net Income	$53.8	$32.9	$107.6	$79.2

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Per Share Data
Basic	$1.15	$0.71	$2.30	$1.71

Average number of common shares	46.9	46.5	46.8	46.4
Diluted	$1.13	$0.70	$2.26	$1.68

Average number of common shares and common share equivalents	47.6	47.2	47.5	47.1
Dividends declared per common share	$0.30	$0.29	$0.90	$0.87

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	September 30	December 31
	2012	2011
Assets

Cash and Cash Equivalents	$430.6	$248.4
Restricted Cash	27.7	35.2

Receivables
Rent and other receivables	85.1	76.7
Loans	28.0	30.4
Finance leases	241.5	334.9
Less: allowance for losses	(3.4)	(11.8)

	351.2	430.2
Operating Assets and Facilities
Rail	5,911.4	5,692.6
ASC	386.2	374.7
Portfolio Management	361.0	348.7
Less: allowance for depreciation	(2,149.8)	(2,056.7)

	4,508.8	4,359.3

Investments in Affiliated Companies	532.3	513.8
Goodwill	90.0	90.5
Other Assets	184.5	180.1

Total Assets	$6,125.1	$5,857.5

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$158.4	$135.6

Debt
Commercial paper and borrowings under bank credit facilities	216.1	28.6
Recourse	3,347.4	3,354.8
Nonrecourse	133.3	149.4
Capital lease obligations	11.3	14.3

	3,708.1	3,547.1

Deferred Income Taxes	800.2	765.9
Other Liabilities	233.0	281.6

Total Liabilities	4,899.7	4,730.2
Total Shareholders’ Equity	1,225.4	1,127.3

Total Liabilities and Shareholders’ Equity	$6,125.1	$5,857.5

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2012

(In Millions)

			Portfolio		GATX
	Rail	ASC	Management	Other	Consolidated
Gross Income
Lease income	$220.8	$1.1	$16.0	$—	$237.9
Marine operating revenue	—	79.1	—	—	79.1
Asset remarketing income	6.6	—	1.1	—	7.7
Other income	17.8	—	0.7	0.2	18.7

Revenues	245.2	80.2	17.8	0.2	343.4
Share of affiliates’ earnings	4.3	—	14.8	—	19.1

Total Gross Income	249.5	80.2	32.6	0.2	362.5

Ownership Costs
Depreciation	51.1	4.0	5.6	—	60.7
Interest expense, net	32.4	1.8	6.9	1.8	42.9
Operating lease expense	31.4	1.3	—	—	32.7

Total Ownership Costs	114.9	7.1	12.5	1.8	136.3

Other Costs and Expenses
Maintenance expense	60.9	7.7	—	—	68.6
Marine operating expense	—	51.3	—	—	51.3
Other expense	10.2	0.9	5.1	(0.1)	16.1

Total Other Costs and Expenses	71.1	59.9	5.1	(0.1)	136.0

Segment Profit (Loss)	$63.5	$13.2	$15.0	$(1.5)	90.2

Selling, general and administrative					38.6

Income before Income Taxes					51.6
Income Taxes					(2.2)

Net Income					$53.8

Selected Data:
Investment Volume	$123.3	$0.3	$6.3	$1.7	$131.6

Asset Remarketing Income:
Disposition Gains on Owned Assets	6.3	—	—	—	6.3
Residual Sharing Income	0.3	—	1.1	—	1.4

Total Asset Remarketing Income	$6.6	$—	$1.1	$—	$7.7

Scrapping Gains (a)	$3.9	$—	$—	$—	$3.9

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Nine Months Ended September 30, 2012

(In Millions)

			Portfolio		GATX
	Rail	ASC	Management	Other	Consolidated
Gross Income
Lease income	$651.1	$3.2	$48.5	$—	$702.8
Marine operating revenue	—	166.0	—	—	166.0
Asset remarketing income	29.8	—	14.5	—	44.3
Other income	55.1	—	2.0	0.7	57.8

Revenues	736.0	169.2	65.0	0.7	970.9
Share of affiliates’ earnings	(12.2)	—	35.5	—	23.3

Total Gross Income	723.8	169.2	100.5	0.7	994.2

Ownership Costs
Depreciation	151.8	7.9	16.2	—	175.9
Interest expense, net	97.0	5.5	20.6	4.0	127.1
Operating lease expense	94.1	2.5	0.2	(0.2)	96.6

Total Ownership Costs	342.9	15.9	37.0	3.8	399.6

Other Costs and Expenses
Maintenance expense	182.1	14.8	—	—	196.9
Marine operating expense	—	108.6	—	—	108.6
Other expense	27.1	0.6	11.9	—	39.6

Total Other Costs and Expenses	209.2	124.0	11.9	—	345.1

Segment Profit (Loss)	$171.7	$29.3	$51.6	$(3.1)	249.5

Selling, general and administrative					115.6

Income before Income Taxes					133.9
Income Taxes					26.3

Net Income					$107.6

Selected Data:
Investment Volume	$443.9	$11.7	$62.8	$5.0	$523.4

Asset Remarketing Income:
Disposition Gains on Owned Assets	28.1	—	9.3	—	37.4
Residual Sharing Income	1.7	—	5.2	—	6.9

Total Asset Remarketing Income	$29.8	$—	$14.5	$—	$44.3

Scrapping Gains (a)	$15.0	$—	$—	$—	$15.0

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2011

(In Millions)

			Portfolio		GATX
	Rail	ASC	Management	Other	Consolidated
Gross Income
Lease income	$212.1	$1.0	$14.8	$—	$227.9
Marine operating revenue	—	70.3	—	—	70.3
Asset remarketing income	8.0	—	8.2	—	16.2
Other income	22.5	—	0.7	0.3	23.5

Revenues	242.6	71.3	23.7	0.3	337.9
Share of affiliates’ earnings	(2.0)	—	3.8	—	1.8

Total Gross Income	240.6	71.3	27.5	0.3	339.7

Ownership Costs
Depreciation	49.6	3.7	4.4	—	57.7
Interest expense, net	30.8	1.9	7.4	0.8	40.9
Operating lease expense	31.4	—	0.3	—	31.7

Total Ownership Costs	111.8	5.6	12.1	0.8	130.3

Other Costs and Expenses
Maintenance expense	61.8	6.7	—	—	68.5
Marine operating expense	—	50.5	—	—	50.5
Other expense	4.0	—	3.9	0.3	8.2

Total Other Costs and Expenses	65.8	57.2	3.9	0.3	127.2

Segment Profit (Loss)	$63.0	$8.5	$11.5	$(0.8)	82.2

Selling, general and administrative					38.5

Income before Income Taxes					43.7
Income Taxes					10.8

Net Income					$32.9

Selected Data:
Investment Volume	$133.8	$3.3	$62.1	$0.8	$200.0

Asset Remarketing Income:
Disposition Gains on Owned Assets	7.7	—	7.1	—	14.8
Residual Sharing Income	0.3	—	1.1	—	1.4

Total Asset Remarketing Income	$8.0	$—	$8.2	$—	$16.2

Scrapping Gains (a)	$6.5	$—	$—	$—	$6.5

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Nine Months Ended September 30, 2011

(In Millions)

			Portfolio		GATX
	Rail	ASC	Management	Other	Consolidated
Gross Income
Lease income	$632.8	$3.1	$44.0	$—	$679.9
Marine operating revenue	—	138.0	—	—	138.0
Asset remarketing income	22.7	—	10.6	—	33.3
Other income	61.6	1.1	2.6	1.0	66.3

Revenues	717.1	142.2	57.2	1.0	917.5
Share of affiliates’ earnings	13.4	—	20.5	—	33.9

Total Gross Income	730.5	142.2	77.7	1.0	951.4

Ownership Costs
Depreciation	146.4	7.6	13.3	—	167.3
Interest expense, net	96.1	5.9	21.8	3.1	126.9
Operating lease expense	98.8	—	1.0	(0.2)	99.6

Total Ownership Costs	341.3	13.5	36.1	2.9	393.8

Other Costs and Expenses
Maintenance expense	196.4	12.2	—	—	208.6
Marine operating expense	—	98.6	—	—	98.6
Other expense	21.5	—	10.6	0.8	32.9

Total Other Costs and Expenses	217.9	110.8	10.6	0.8	340.1

Segment Profit (Loss)	$171.3	$17.9	$31.0	$(2.7)	217.5

Selling, general and administrative					112.3

Income before Income Taxes					105.2
Income Taxes					26.0

Net Income					$79.2

Selected Data:

Investment Volume	$290.1	$15.9	$151.4	$2.7	$460.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	21.9	—	7.3	—	29.2
Residual Sharing Income	0.8	—	3.3	—	4.1

Total Asset Remarketing Income	$22.7	$—	$10.6	$—	$33.3

Scrapping Gains (a)	$19.4	$—	$—	$—	$19.4

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Per Share Data)

Tax Adjustments and Other Items impact on Net Income:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
Tax Adjustments (a)	$20.1	$4.1	$19.4	$4.1
Interest rate swaps at AAE (b)	(1.9)	(2.8)	(18.7)	9.8

	$18.2	$1.3	$0.7	$13.9

Tax Adjustments and Other Items impact on Diluted Earnings Per Share:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
Tax Adjustments (a)	$0.42	$0.09	$0.41	$0.09
Interest rate swaps at AAE (b)	(0.04)	(0.06)	(0.39)	0.21

	$0.38	$0.03	$0.02	$0.30

Management believes that highlighting these items allows the reader to better analyze ongoing operating results and trends.

(a)	Deferred tax adjustments due to an enacted statutory rate increase in Ontario, Canada in 2012, statutory rate decreases in the United Kingdom in 2012 and 2011 and the reversal of accruals resulting from the close of a domestic tax audit in 2012.
(b)	Realized and unrealized losses recognized in connection with certain interest rate swaps at GATX’s European rail affiliate, AAE Cargo AG.

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Leverage)

(Continued)

	9/30/2011	12/31/2011	3/31/2012	6/30/2012	9/30/2012
Assets by Segment (includes off balance sheet assets)
Rail	$5,244.4	$5,270.5	$5,270.6	$5,296.7	$5,325.1
ASC	286.1	275.9	274.2	324.6	312.7
Portfolio Management	855.9	828.3	808.6	802.5	812.9
Other	86.8	86.3	81.1	79.2	81.9

Total Assets, Excluding Cash	$6,473.2	$6,461.0	$6,434.5	$6,503.0	$6,532.6

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$9.2	$(219.8)	$35.0	$(127.2)	$(214.5)
On Balance Sheet Recourse Debt	3,145.6	3,354.8	3,141.4	3,328.2	3,347.4
On Balance Sheet Nonrecourse Debt	157.8	149.4	146.3	136.5	133.3
Off Balance Sheet Recourse Debt	705.6	714.2	646.3	678.9	706.1
Off Balance Sheet Nonrecourse Debt	176.7	172.9	168.2	163.9	159.7
Capital Lease Obligations	14.3	14.3	13.2	12.5	11.3

Total Borrowings, Net of Unrestricted Cash	$4,209.2	$4,185.8	$4,150.4	$4,192.8	$4,143.3

Total Recourse Debt (a)	$3,874.7	$3,863.5	$3,835.9	$3,892.4	$3,850.3
Shareholders’ Equity	$1,155.3	$1,127.3	$1,175.5	$1,170.7	$1,225.4
Recourse Leverage (b)	3.4	3.4	3.3	3.3	3.1

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse
+	Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash
(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

Reconciliation of Total Assets to Total Assets (including off balance sheet assets), Excluding Cash:

Total Assets	$5,756.5	$5,857.5	$5,792.9	$5,917.9	$6,125.1
Less: Cash	(165.6)	(283.6)	(172.9)	(257.7)	(458.3)
Add Off-Balance Sheet Assets:
Rail	879.5	884.5	813.7	819.5	843.6
ASC	—	—	—	23.3	22.2
Portfolio Management	2.8	2.6	0.8	—	—

Total Assets, Excluding Cash	$6,473.2	$6,461.0	$6,434.5	$6,503.0	$6,532.6

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(Continued)

	9/30/2011	12/31/2011	3/31/2012	6/30/2012	9/30/2012
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	9.6%	13.2%	19.2%	23.9%	26.4%
Average Renewal Term (months)	49	48	55	59	59

Fleet Rollforward
Beginning Balance	108,764	109,091	109,070	109,116	109,187
Cars Added	1,069	972	1,223	1,385	858
Cars Scrapped	(602)	(696)	(544)	(591)	(544)
Cars Sold	(140)	(297)	(633)	(723)	(339)
Ending Balance	109,091	109,070	109,116	109,187	109,162
Utilization	98.2%	98.2%	98.5%	98.3%	98.2%
Average active railcars	106,984	107,121	107,328	107,452	107,224

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,675	20,828	20,927	21,064	21,209
Cars Added	200	368	304	273	355
Cars Scrapped/Sold	(47)	(269)	(167)	(128)	(250)
Ending Balance	20,828	20,927	21,064	21,209	21,314
Utilization	96.0%	97.1%	96.7%	96.3%	96.6%
Average active railcars	19,881	20,112	20,356	20,386	20,490

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	77.2%	78.3%	78.4%	78.8%	78.3%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	1.8%	2.2%	(2.5)%	(2.9)%	(2.5)%
Year-over-year Change in U.S. Carloadings (chemical) (c)	4.2%	3.4%	(1.3)%	(1.2)%	(1.1)%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	8.0%	11.1%	28.4%	38.2%	42.6%
Production Backlog at Railcar Manufacturers (d)	65,044	64,575	60,191	58,674	n/a (e)

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	9.7	9.7	1.3	9.2	10.4

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The average renewal lease rate change reflects the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate for railcars in the LPI. The average renewal term reflects the weighted average renewal lease term in months for railcars in the LPI.
(b)	As reported and revised by the Federal Reserve.
(c)	As reported by the Association of American Railroads (AAR).
(d)	As reported by the Railway Supply Institute (RSI).
(e)	Not available, not published by RSI as of the date of this release.